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EXHIBIT 11

STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS
S.Y. BANCORP, INC. AND SUBSIDIARY

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                                            Years ended December 31
                                            -----------------------

PRIMARY                                 1995           1994           1993
                                        ----           ----           ----

Average shares outstanding         1,623,263      1,610,883      1,603,297
Effect of assumed conversion
 of stock options under
 treasury stock method                25,561         31,345         32,370
                                   ---------       --------       --------

                                   1,648,824      1,642,228      1,635,667
                                   ---------      ---------      ---------
                                   ---------      ---------      ---------

Net income                        $4,056,000     $3,101,000     $2,515,000
                                   ---------      ---------      ---------
                                   ---------      ---------      ---------

Per Share                         $     2.46     $     1.89     $     1.54
                                   ---------      ---------      ---------
                                   ---------      ---------      ---------

FULLY DILUTED

Average shares outstanding         1,623,263      1,610,883      1,603,297
Effect of assumed conversion
 of stock options under
 treasury stock method                26,419         33,444         35,224
                                   ---------      ---------      ---------
                                   1,649,682      1,644,327      1,638,521
                                   ---------      ---------      ---------
                                   ---------      ---------      ---------
Net income                        $4,056,000     $3,101,000     $2,515,000
                                   ---------      ---------      ---------
                                   ---------      ---------      ---------

Per Share                         $     2.46      $    1.89     $     1.54
                                   ---------      ---------      ---------
                                   ---------      ---------      ---------

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